As  filed with the Securities and Exchange Commission on February 7, 1996.
                                                         Registration No. 333-

                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                FORM S-3
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        Avondale Industries, Inc.
        (Exact name of registrant as specified in its charter)


          Delaware                    5100 River Road             39-1097012
(State or other jurisdiction      Avondale,Louisiana  70094   (I.R.S. Employer
of incorporation or organization)     (504) 436-2121         Identification No.)
                      (Address,including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Albert  L.  Bossier,Jr.
                 Chairman, President and Chief Executive Officer
                              Avondale Industries, Inc.
                                   5100 River Road
                              Avondale, Louisiana  70094
                                   (504) 436-2121
                 (Name, address, including zip code, and telephone number,
                        including area code, of agent for service)

                                     Copies to:
        Curtis R. Hearn                                Robert H. Whilden, Jr.
    Jones, Walker, Waechter,                           Vinson & Elkins L.L.P.
Poitevent, Carrere & Denegre, L.L.P.                   2300 First City Tower
    201 St. Charles Avenue                                  1001 Fannin
  New Orleans, LA  70170-5100                        Houston, Texas  77002-6760
        (504) 582-8000                                     (713) 758-2222

           Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. *

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. *

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. X Registration No. 33-65627

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. *

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.*



                    CALCULATION OF REGISTRATION FEE

                                                                  Proposed      Proposed
                                                                   maximum       maximum        Amount of
         Title of each class of                 Amount to be      offering     aggregate      registration
      securities to be registered               registered<F1>      price        offering          fee
                                                                 per share<F2>   price<F2>
Common Stock, par value $1.00 per share<F3>    131,100 shares      $16.625       $2,179,537.50   $ 751.50

[FN]
<F1>    Includes  17,100  shares that the Underwriters  have
        the option  to purchase to cover over-allotments, if
        any.
<F2>    Estimated solely  for the purpose of calculating the
        registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices per share of Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System on February 6, 1996.
<F3>    Each share of Common Stock includes Rights under the
        Company's Stockholder Protection Rights Agreement, which Rights are attached to and trade with the Common Stock of the Company.
               ____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      The contents of the Registration Statement on Form S-3 (Registration No. 33-65627), registering up to 3,450,000 shares of common stock, $1.00 par value, of Avondale Industries, Inc., are hereby incorporated by reference herein. Filed as exhibits hereto are the following opinions and consents.


5     Opinion   of   Jones,  Walker,  Waechter,  Poitevent,
      Carrere & Denegre L.L.P.

23.1  Consent of Deloitte & Touche LLP

23.2  Consent  of  Jones,   Walker,   Waechter,  Poitevent,
      Carrere & Denegre L.L.P. (included in Exhibit 5)



                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on February 7, 1996.

                                             AVONDALE INDUSTRIES, INC.


                                             By:   /s/ Albert L. Bossier
                                                ________________________
                                                Albert L. Bossier
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                 POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Albert L. Bossier and Thomas M. Kitchen, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                          Capacity                           Date
/s/ Albert L. Bossier        Chairman of the Board of Directors,     February 7, 1996
________________________     President and Chief Execuitve
Albert L. Bossier            Officer

/s/ Thomas M. Kitchen        Executive Vice President                February 7, 1996
________________________     and Chief Financial Officer
Thomas M. Kitchen

/s/Kenneth S. Dupont         Director                                February 7, 1996
________________________
Kenneth S. Dupont

/s/Anthony J. Correro, III   Director                                February 7, 1996
________________________
Anthony J. Correro, III

/s/ Francis R. Donovan       Director                                February 7, 1996
________________________
Francis R. Donovan

/s/William A. Harmeyer       Director                                February 7, 1996
________________________
William A. Harmeyer

/s/Hugh A. Thompson          Director                                February 7, 1996
________________________
Hugh A. Thompson

/s/Bruce L. Hicks            Vice President & Controller             February 7, 1996
________________________     (principal accounting officer)
Bruce L. Hicks



